Exhibit 10.5

Execution Version

CONTRIBUTION AND EXCHANGE AGREEMENT

THIS CONTRIBUTION AND EXCHANGE AGREEMENT (this “Agreement”), dated as of September 4, 2020, is entered into between [●] (the “Investor”) and Verb Acquisition Co., LLC, a Nevada limited liability company (the “Buyer”). Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, Investor owns [●]% of the limited liability company membership interests (the “Company Interests”) of Ascend Certification, LLC, a Utah limited liability company (the “Company”);

WHEREAS, pursuant to that certain Membership Interest Purchase Agreement, dated as of September 4, 2020 (the “Purchase Agreement”), by and among Buyer, Investor, the Persons listed on Annex A of the Purchase Agreement (the “Sellers”), and Steve Deverall, as the Seller Representative, Buyer will acquire all of the equity interests in the Company (other than the Rollover Membership Interests (as defined below) (collectively, the “Acquisition”);

WHEREAS, subject to the terms and conditions of this Agreement, immediately prior to the Closing (a) Investor desires to contribute, transfer and assign to Buyer all of the Investor’s right, title and interest in and to [●]% of the Company Interests (the “Rollover Membership Interest”) (such contribution, transfer and assignment, the “Contribution”), solely in exchange for [●] Class B Units of the Buyer (such number of Class B Units, the “Buyer Units”), and (b) Buyer desires to accept, simultaneously with the Contribution, the Rollover Membership Interests from Investor and, in exchange therefore, issue the Buyer Units to Investor (the “Exchange” and, together with the Contribution, the “Rollover”); and

WHEREAS, for United States federal income tax purposes, it is intended that the Rollover will qualify as a tax-deferred exchange described in Section 721(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and any comparable provision of state or local law.

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

Contribution and Exchange

1.1 Contribution and Exchange. On the terms and conditions set forth herein:

(a) Investor hereby contributes, assigns, transfers, conveys and delivers to Buyer the Rollover Membership Interest, free and clear of any and all Liens, except as may exist by reason of the Purchase Agreement and applicable securities laws; and

(b) Buyer hereby issues to Investor in exchange for the contribution, assignment, transfer, conveyance and delivery by Investor to Buyer of the Rollover Membership Interest, the Buyer Units, free and clear of any and all Liens, except as may exist by reason of the Amended and Restated Operating Agreement of Buyer, as amended from time to time (the “Operating Agreement”) and applicable securities laws.

1.2 Closing. The closing of the Rollover (the “Rollover Closing”) shall occur immediately prior to the Closing and shall take place virtually through electronic transfer.

ARTICLE II

Representations and Warranties

2.1 Representations and Warranties of Buyer. To induce Investor to contribute the Rollover Membership Interest to Buyer as herein provided, Buyer represents and warrants to Investor as follows:

(a) Buyer is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Nevada. Buyer has all requisite power and authority to execute and deliver this Agreement and any other agreements or instruments executed by it in connection herewith and to consummate the transactions contemplated herein or therein. Buyer has duly executed and delivered this Agreement and the other agreements or instruments executed in connection herewith, and this Agreement and such other agreements and instruments are valid and binding obligations of Buyer enforceable in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(b) Except for waivers or consents that have, or as of the Rollover Closing will have, been obtained, neither the execution and delivery of this Agreement or any other agreement or instrument in connection herewith by Buyer, the acquisition of the Rollover Membership Interest hereunder, nor the issuance of the Buyer Units contemplated herein will conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under (i) the articles of organization, the Operating Agreement or other organizational documents of Buyer, (ii) any law, order, writ, injunction, decree or agreement applicable to Buyer or by which any property or asset of Buyer is bound or affected, or (iii) any agreement, lease or other instrument or obligation to which Buyer is a party.

(c) The Buyer Units to be issued hereunder will be duly authorized, validly issued, and free and clear of all Liens, preemptive rights, rights of first refusal, subscription and similar rights (other than those arising under the Operating Agreement and applicable securities laws).

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(d) The Members Schedule (as defined in the Operating Agreement) of Buyer as of immediately after the Closing is attached as Exhibit A hereto. Except as set forth in the Members Schedule attached as Exhibit A hereto or in the Operating Agreement, there are no outstanding options, warrants, preemptive rights, subscription rights, convertible securities or other agreements or plans under which Buyer is or may become obligated to issue, sell or transfer any Units (as defined in the Operating Agreement) or other securities of Buyer.

(e) As of the date of this Agreement, there are no Actions pending (or, to the knowledge of Buyer, being threatened) against Buyer that would reasonably be expected to have a material adverse effect on Buyer.

(f) Except for the representations and warranties in the Purchase Agreement and the other Transaction Documents, Buyer acknowledges that the only representations and warranties made by Investor are the representations and warranties expressly set forth in Section 2.2 and, except for the representations and warranties expressly set forth in Section 2.2, Buyer has not relied upon any other express or implied representations or warranties or any other information.

2.2 Representations and Warranties of Investor. To induce Buyer to issue the Buyer Units as herein provided, Investor hereby represents and warrants to Buyer as follows:

(a) Investor has all requisite power and authority to execute and deliver this Agreement and any other agreements or instruments executed by it in connection herewith and to consummate the transactions contemplated herein or therein. Investor has duly executed and delivered this Agreement and the other agreements or instruments executed in connection herewith, and this Agreement and such other agreements or instruments are valid and binding obligations of Investor enforceable in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(b) Neither the execution and delivery of this Agreement or any other agreement or instrument in connection herewith by Investor, nor the acquisition of the Buyer Units hereunder, will (i) violate, conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any agreement, lease or other instrument or obligation to which Investor is a party or by which any of Investor’s assets (including the Rollover Membership Interests) is bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained and are in full force and effect, or (ii) violate any law, order, writ, injunction or decree applicable to Investor or any of Investor’s assets (including the Rollover Membership Interests).

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(c) Investor is the record and beneficial owner of the Rollover Membership Interest, free and clear of all Liens (other than transfer restrictions under applicable securities laws). At the Rollover Closing, Buyer will acquire good and valid title to the Rollover Membership Interest free and clear of all Liens (other than transfer restrictions arising under applicable securities laws).

(d) Investor is acquiring the Buyer Units for Investor’s account, for investment and not with a view to the sale or distribution thereof, nor with any present intention of distributing or selling the same. Investor acknowledges that (i) the Buyer Units have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any securities or “blue sky” laws of any state, and, consequently, the materials relating to the offer have not been subject to review and comment by the staff of the Securities and Exchange Commission or any other governmental authority, and (ii) there is not now and there may never be any public market for the Buyer Units. Investor has no binding obligation to dispose of any Buyer Units after the Rollover Closing. Except as set forth in the Operating Agreement, none of the Buyer Units may be offered, sold, transferred, pledged, hypothecated or otherwise assigned unless such Buyer Units are registered under the Securities Act or an exemption from such registration is available, in each case in accordance with any applicable securities or “blue sky” laws of any state.

(e) Investor has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Buyer Units and has had full access to such other information concerning Buyer and its parent and subsidiaries as it has requested. Investor’s knowledge and experience in financial and business matters is such that it is capable of evaluating the merits and risk of the investment in the Buyer Units. Investor has carefully reviewed the terms and provisions of this Agreement and the Operating Agreement, and has evaluated the restrictions and obligations contained herein and therein. In furtherance of the foregoing, Investor represents and warrants that (i) no representation or warranty, express or implied, whether written or oral, as to the financial condition, results of operations, prospects, properties or business of Buyer or any of its affiliates or as to the desirability or value of an investment in Buyer has been made to Investor by or on behalf of Buyer or any of its affiliates, and (ii) Investor has relied upon his or its own independent appraisal and investigation, and the advice of Investor’s own counsel, tax advisors and other advisors, regarding the risks of an investment in Buyer.

(f) Investor’s financial situation is such that Investor can afford to bear the economic risk of holding the Buyer Units for an indefinite period and Investor can afford to suffer the complete loss of Investor’s investment in the Buyer Units.

(g) Investor is not subscribing for the Buyer Units as a result of or subsequent to any advertisement, article, notice or other communication published in any newspapers, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person or entity not previously known to the Investor in connection with investments in securities generally.

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(h) Investor hereby represents and warrants that it is: (a) an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act; or (b) an entity in which all equity owners are “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

(i) Investor’s principal place of residence is in the country or state so designated below its name on the signature page hereto.

(j) The proposed investment in Buyer by Investor will not result in a violation by Investor of any United States federal, state, foreign or other laws, rules or regulations (including anti-money laundering laws, rules and regulations) applicable to Investor and no capital contribution to Buyer by Investor will be derived from any illegal or illegitimate activities.

(k) Investor understands that federal regulations and executive orders administered by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. Investor represents and warrants that he is not a person named on an OFAC list, nor is Investor a person with whom dealings are prohibited under any OFAC regulation.

(l) Investor acknowledges that the Buyer Units acquired hereunder shall be subject to the terms of the Operating Agreement, and Investor shall be considered a “Class B Member” under the Operating Agreement; as a result thereof, the Buyer Units will be subject to transfer restrictions and other conditions set forth therein.

(m) Investor acknowledges that, in exchange for the contribution of the Rollover Membership Interest, it is only entitled to receive the Buyer Units, subject to the terms and conditions described herein.

(n) Except for the representations and warranties in the Purchase Agreement and the other Transaction Documents, Investor acknowledges that the only representations and warranties made by or on behalf of Buyer are the representations and warranties expressly set forth in Section 2.1 and, except for the representations and warranties expressly set forth in Section 2.1, Investor has not relied upon any other express or implied representations or warranties or any other information from or regarding Buyer or the Rollover Membership Interest.

ARTICLE III

Deliveries at the ROLLOVER Closing

3.1 Deliveries by Buyer at the Rollover Closing. At the Rollover Closing, Buyer shall issue to Investor [●] Buyer Units.

3.2 Deliveries by Investor at the Rollover Closing. At the Rollover Closing, Investor shall deliver to Buyer a duly executed signature page to the Operating Agreement.

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ARTICLE IV

Miscellaneous

4.1 Notices. Except as otherwise expressly provided herein, all notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iii) when sent to the recipient by PDF file (portable document format file) via electronic mail, and addressed to the intended recipient as set forth below:

If to Buyer:

c/o Verb Acquisition Co., LLC

2210 Newport Boulevard, Suite 200

Newport Beach, California 92663

Attention: Rory Cutaia

E-mail: rory@verb.tech

with a copy to (which shall not constitute notice):

Troutman Pepper Hamilton Sanders LLP

5 Park Plaza, Suite 1400

Irvine, California 92614

Attention: Larry A. Cerutti

E-mail: larry.cerutti@troutman.com

If to Investor, at the address set forth below the Investor’s name on the signature page to this Agreement.

4.2 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any party without the prior written consent of the other party.

4.3 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

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4.4 Remedies. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity.

4.5 Survival of Representations and Warranties. All representations and warranties of the parties contained in this Agreement shall survive the execution and delivery of this Agreement.

4.6 Amendment and Waiver; Third Party Beneficiary Rights. Subject to applicable Law, any provision of this Agreement hereto may be amended or waived only in a writing signed by all parties. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default. Nothing express or implied in this Agreement is intended or shall be construed to confer upon or give any person other than the parties and their respective successors and permitted assigns any right, benefit or remedy under or by reason of this Agreement.

4.7 Entire Agreement; Other Matters. This Agreement, the Operating Agreement, the Purchase Agreement and the other writings referred to herein or therein or delivered pursuant hereto or thereto constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

4.8 Governing Law and Venue; Waiver of Jury Trial.

(a) This Agreement, all questions concerning the construction, interpretation and validity of this Agreement, the rights and obligations of the parties hereto, all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, and the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter this Agreement) shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, including its statutes of limitations, without giving effect to any choice or conflict of law provision or rule (whether in Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Nevada and without regard to any borrowing statute that would result in the application of the statute of limitations of any other jurisdiction. In furtherance of the foregoing, the laws of the State of Nevada will control even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

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(b) The parties hereby irrevocably submit to the exclusive jurisdiction of any federal or state court sitting in the State of Nevada over all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) and each party hereby irrevocably agrees that all claims in respect of any such Action related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection that they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(c) EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY CLAIM OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT) BROUGHT BY OR AGAINST IT THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT (INCLUDING ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION WITH THIS AGREEMENT OR AS AN INDUCEMENT TO ENTER INTO THIS AGREEMENT).

4.9 Interpretation; Construction.

(a) The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The terms “parties” and a “party” refer to the parties hereto.

(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

4.10 Counterparts. This Agreement may be executed manually, by electronic transmission in portable document format, or by facsimile by the parties, in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.11 Tax Treatment. The parties to this Agreement agree to treat (a) the Contribution and Exchange as integrated transactions and together as transfers described in Section 721(a) of the Code and any comparable provision of state or local law, and (b) to file their respective tax returns in a manner consistent with such treatment. None of the parties to this Agreement will take any position in the future to the contrary on any tax return or otherwise, unless required by a future change to applicable law or a “determination” as defined under Section 1313(a) of the Code.

[The remainder of this page has been intentionally left blank.]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BUYER:

VERB ACQUISITION CO., LLC

By:	Verb Technology Company, Inc., its Manager

By:
Name:	Rory Cutaia
Title:	President & CEO

INVESTOR:

Address:

[SIGNATURE PAGE TO CONTRIBUTION AND EXCHANGE AGREEMENT]

EXHIBIT A

MEMBERS SCHEDULE

Member	# Class A Units	# Class B Units	# Total Units	% Ownership
Verb Technology Company, Inc.	100	0	100	38.25%
Corvus International, Inc.	0	585,197	585,197	13.68%
Kestrel Management, Inc.	0	585,197	585,197	13.68%
The H2 Management Corp	0	585,197	585,197	13.68%
Eclipse Enterprises and Management, Inc.	0	585,197	585,197	13.68%
Ben Mosbarger	0	100,457	100,457	2.35%
Jason Etherington	0	100,457	100,457	2.35%
Nate Babbel	0	100,457	100,457	2.35%
Total	100	2,642,159	2,642,259	100.0%